As filed with the Securities and Exchange Commission on November 19, 2009

Registration No. 333-160152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTWOOD ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7900	95-3980449
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40 West 57th Street, 5th Floor

New York, New York 10019

(212) 641-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hillman, Esq.

Chief Administrative Officer; EVP, Business Affairs;

General Counsel and Secretary

Westwood One, Inc.

40 West 57th Street, 5th Floor

New York, New York 10019

(212) 641-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Monica J. Shilling Michael A. Woronoff Proskauer Rose LLP 2049 Century Park East, Suite 3200 Los Angeles, California 90067 (310) 557-2900	Ann Lawrence Robert A. Claassen Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street, 25th Floor Los Angeles, California 90071 (213) 683-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$55,000,000	$3,069(3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Includes offering price for the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Explanatory Note

This Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-160152) is being filed solely for the purpose of filing an executed version of Exhibit 5.1, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

SEC registration fees	$3,069
FINRA filing fee	$6,014
NASDAQ Global Market listing fee	$100,000
Printing and distributing	$275,000
Legal fees and expenses	$650,000
Accounting fees and expenses	$500,000
Transfer agent fees and expenses	$6,500
Miscellaneous	$459,417

Total	$2,000,000

Each of the amounts set forth above, other than the SEC registration fees, the FINRA filing fee and the NASDAQ listing fee, is an estimate.

ITEM 14. Indemnification of Directors and Officers.

Indemnification of directors and officers

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The registrant’s restated certificate of incorporation as currently in effect, or Certificate of Incorporation, contains a provision eliminating the liability of a director to the registrant and its stockholders for monetary damages for breaches of fiduciary duty as a director. However, neither the DGCL nor the registrant’s Certificate of Incorporation currently allows such provision to limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The registrant’s amended and restated bylaws as currently in effect, or the Bylaws, provide that, the registrant shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and the Certificate of Incorporation, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the registrant and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the registrant shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by the Bylaws shall include the right to be paid by the registrant the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the registrant of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the registrant under the Bylaws.

The Bylaws also provide that, to the extent authorized from time to time by the Board of Directors, the registrant may provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred in the Bylaws to directors and officers of the registrant and that the rights to indemnification and to the advancement of expenses conferred in Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Under the Bylaws, any repeal or modification of the provisions of the Bylaws relating to indemnification by the stockholders of the registrant shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the registrant existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ITEM 15. Sales of Unregistered Securities.

(a) On each of March 3, 2008 and March 24, 2008, we sold 7,142,857 shares (14,285,714 shares in the aggregate) of our common stock, par value $0.01 per share (“Common Stock”) to Gores Radio Holdings, LLC (“Gores”), an entity managed by The Gores Group, LLC, at a price of $1.75 per share for an aggregate purchase price of $25,000,000. Gores is an “accredited investor” as defined under Regulation D of the Securities Act, of 1933 as amended and the foregoing shares of our Common Stock sold to Gores were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

(b) On June 19, 2008, we sold to Gores 75,000 shares of our 7.50% Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”), and warrants to purchase (1) up to 3,330,000 shares of our Common Stock at a strike price of $5.00 per share, (2) up to 3,330,000 shares of our Common Stock at a strike price of $6.00 per share, and (3) up to 3,340,000 shares of our Common Stock at a strike price of $7.00 per share, for an aggregate purchase price of $75,000,000, in each case pursuant to the Purchase Agreement. Gores is an “accredited investor” as defined under Regulation D of the Securities Act, of 1933 as amended and the foregoing shares of our Common Stock sold to Gores were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

(c) On April 23, 2009, we consummated the Restructuring. In connection therewith:

(i) Gores purchased for an aggregate of $1.4 million, $5.0 million aggregate principal amount of our 5.26% Series B Senior Guaranteed Notes due November 30, 2012 (the “Series B Notes”), from a holder of the Series B Notes and purchased for an aggregate of $4.9 million approximately $17.6 million aggregate principal amount of loans from certain lenders under our Credit Agreement, dated as of March 3, 2004, as amended (the “Old Credit Agreement”).

(ii) Gores (i) exchanged all of our 7.50% Series A Preferred Stock that it previously purchased in June 2008 for 75,000 shares of 7.50% Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) and (ii) purchased 25,000 shares of our 8.0% Series B Convertible Preferred Stock (the “Series B Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Preferred Stock”) for a per share purchase price of $1,000 and an aggregate purchase price of $25.0 million.

(iii) Holders of our then outstanding 4.64% Series A Senior Guaranteed Notes due November 30, 2009 and Series B Notes and lenders under the Old Credit Agreement, in consideration for releasing all of their respective claims under the such notes and the Old Credit Agreement, collectively received (1) $117.5 million of new senior secured notes (the “Senior Notes”), maturing July 15, 2012; (2) 34,962 shares of Series B Preferred Stock; and (3) a one-time cash payment of $25.0 million. As a result of such transactions, Gores, as a holder of such indebtedness, received approximately $10.8 million aggregate principal amount of Senior Notes, 3,201 additional shares of Series B Preferred Stock and approximately $2.3 million in cash.

(iv) Each of Gores and the other holders of our Senior Notes is an “accredited investor” as defined under Regulation D of the Securities Act, of 1933 as amended and the foregoing shares of our Preferred Stock and Senior Notes were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

The purchasers of the securities described in paragraphs (a) — (c) received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from registration. The sales of these securities were made without general solicitation or advertising.

ITEM 16. Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index, which is incorporated by reference in this Item 16.

ITEM 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 19, 2009.

WESTWOOD ONE, INC.

By:	/s/ RODERICK M. SHERWOOD, III
Name:	Roderick M. Sherwood, III
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Norman J. Pattiz	Chairman of the Board of Directors	November 19, 2009

* Roderick M. Sherwood, III	President, Chief Financial Officer and Principal Accounting Officer	November 19, 2009

* Andrew P. Bronstein	Director	November 19, 2009

* Jonathan I. Gimbel	Director	November 19, 2009

* Scott M. Honour	Director	November 19, 2009

* H. Melvin Ming	Director	November 19, 2009

* Michael F. Nold	Director	November 19, 2009

Signature	Title	Date

* Emanuel Nunez	Director	November 19, 2009

* Mark Stone	Director	November 19, 2009

* Ian Weingarten	Director	November 19, 2009

* Ronald W. Wuensch	Director	November 19, 2009

*By:	/s/ MELISSA GARZA
Melissa Garza
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1	Form of Underwriting Agreement (incorporated by reference to Amendment No. 6 to Form S-1 Registration Statement filed on November 17, 2009)

3.1	Restated Certificate of Incorporation of Westwood One, Inc. as currently in effect (incorporated by reference to Exhibit 3.1 to Westwood One, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Westwood One, Inc., as filed with the Secretary of the State of Delaware on August 3, 2009 (incorporated by reference to Westwood One, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

3.2	Amended and Restated By-Laws of Westwood One, Inc. as currently in effect (incorporated by reference to Exhibit 3.1 to Westwood One, Inc.’s Current Report on Form 8-K filed on April 27, 2009).

4.1	Specimen Common Stock Certificate.

4.2	Note Purchase Agreement, dated as of December 3, 2002, between Westwood One, Inc. and the noteholders parties thereto (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated December 4, 2002).

4.2.1	First Amendment, dated as of February 28, 2008, to Note Purchase Agreement, dated as of December 3, 2002, by and between Westwood One, Inc. and the noteholders parties thereto (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 28, 2008).

4.3	Securities Purchase Agreement, dated as of April 23, 2009, by and among Westwood One, Inc. and the other parties thereto (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

4.3.1	Waiver and First Amendment to Securities Purchase Agreement, dated as of October 14, 2009, by and among Westwood One, Inc. and the other parties thereto (incorporated by reference to Amendment No. 5 to Form S-1 Registration Statement filed on November 17, 2009).

4.4	First Amendment to Security Agreement, dated as of April 23, 2009, by and among Westwood One, Inc., each of the subsidiaries of Westwood One, Inc. and The Bank of New York Mellon, as collateral trustee (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

5.1*	Opinion of Richards, Layton & Finger, P.A.

10.1	Employment Agreement, dated April 29, 1998, between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s annual report on Form 10-K for the year ended December 31, 1998).

10.2	Amendment to Employment Agreement, dated October 27, 2003, between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s annual report on Form 10-K for the year ended December 31, 2003).

[Exhibit Index]

Exhibit Number	Description of Documents

10.2.1	Amendment No. 2 to Employment Agreement, dated November 28, 2005, between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated November 28, 2005).

10.2.2	Amendment No. 3, effective January 8, 2008, to the employment agreement by and between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated January 8, 2008).

10.2.3	Amendment No. 4, effective December 31, 2008, to the employment agreement by and between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated June 18, 2009).

10.2.4	Amendment No. 5, effective June 11, 2008, to the employment agreement by and between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated June 18, 2009).

10.3	Form of Indemnification Agreement between Westwood One, Inc. and its directors and executive officers (incorporated by reference to Westwood One, Inc.’s proxy statement dated September 25, 1986).

10.4	Credit Agreement, dated March 3, 2004, between Westwood One, Inc., the Subsidiary Guarantors parties thereto, the Lenders parties thereto and JPMorgan Chase Bank as Administrative Agent (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.4.1	Amendment No. 1, dated as of October 31, 2006, to the Credit Agreement, dated as of March 3, 2004, between Westwood One, Inc., the Subsidiary Guarantors parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated November 6, 2006).

10.4.2	Amendment No. 2, dated as of January 11, 2008, to the Credit Agreement, dated as of March 3, 2004, between Westwood One, Inc., the Subsidiary Guarantors parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated January 11, 2008).

10.4.3	Amendment No. 3, dated as of February 25, 2008, to the Credit Agreement, dated as of March 3, 2004, between Westwood One, Inc., the Subsidiary Guarantors parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 25, 2008 (filed on February 29, 2008)).

10.5	Purchase Agreement, dated as of August 24, 1987, between Westwood One, Inc. and National Broadcasting Company, Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated September 4, 1987).

10.6	Agreement and Plan of Merger among Westwood One, Inc., Copter Acquisition Corp. and Metro Networks, Inc. dated June 1, 1999 (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated June 4, 1999).

10.7	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 20, 1999, by and among Westwood One, Inc., Copter Acquisition Corp. and Metro Networks, Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated October 1, 1999).

10.8	Employment Agreement, effective May 1, 2003, between Westwood One, Inc. and Paul Gregrey, as amended by Amendment 1 to Employment Agreement, effective January 1, 2006 (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005).

[Exhibit Index]

Exhibit Number	Description of Documents

10.8.1	Amendment No. 2 to Employment Agreement, dated May 4, 2007, between Westwood One, Inc. and Paul Gregrey (incorporated by reference to Westwood One, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

10.9	Employment Agreement, effective October 16, 2004, between Westwood One, Inc. and David Hillman, as amended by Amendment No. 1 to Employment Agreement, effective January 1, 2006 (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2006).

10.9.1	Amendment No. 2 to the Employment Agreement, effective July 10, 2007, between Westwood One, Inc. and David Hillman (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated July 10, 2007).

10.10	Westwood One, Inc. Amended 1999 Stock Incentive Plan (incorporated by reference to Westwood One, Inc.’s proxy statement dated April 30, 1999).

10.11	Amendment to Westwood One, Inc. Amended 1999 Stock Incentive Plan, effective May 25, 2005 (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated May 25, 2005).

10.12	Westwood One, Inc. 1989 Stock Incentive Plan (incorporated by reference to Westwood One, Inc.’s proxy statement dated March 27, 1992).

10.13	Amendments to Westwood One, Inc.’s Amended 1989 Stock Incentive Plan (incorporated by reference to Westwood One, Inc.’s proxy statement dated July 20, 1994 and proxy statement dated April 29, 1996).

10.14	Leases, dated August 9, 1999, between Lefrak SBN LP and Westwood One Radio Networks, Inc. and between Infinity and Westwood One Radio Networks, Inc. relating to New York, New York offices (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1999).

10.15	Form of Stock Option Agreement under Westwood One, Inc.’s Amended 1999 Stock Incentive Plan (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated October 12, 2004).

10.16	Employment Agreement, effective January 1, 2004, between Westwood One, Inc. and Andrew Zaref (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.16.1	Amendment No. 1 to Employment Agreement, dated as of June 30, 2006, between Westwood One, Inc. and Andrew Zaref (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated June 30, 2006).

10.17	Westwood One, Inc. 2005 Equity Compensation Plan (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated May 25, 2005).

10.18	Form Amended and Restated Restricted Stock Unit Agreement under Westwood One, Inc. 2005 Equity Compensation Plan for outside directors (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 17, 2006).

10.19	Form Stock Option Agreement under Westwood One, Inc. 2005 Equity Compensation Plan for directors (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated December 5, 2005).

10.20	Form Stock Option Agreement under Westwood One, Inc. 2005 Equity Compensation Plan for non-director participants (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated December 5, 2005).

[Exhibit Index]

Exhibit Number	Description of Documents

10.21	Form Restricted Stock Unit Agreement under Westwood One, Inc. 2005 Equity Compensation Plan for non-director participants (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 17, 2006).

10.22	Form Restricted Stock Agreement under Westwood One, Inc. 2005 Equity Compensation Plan for non-director participants (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 17, 2006).

10.23	Employment Agreement, effective as of July 16, 2007, by and between Westwood One, Inc. and Gary Yusko (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated July 10, 2007).

10.24	Master Agreement, dated as of October 2, 2007, by and between Westwood One, Inc. and CBS Radio Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated October 2, 2007).

10.25	Employment Agreement, effective as of January 8, 2008, by and between Westwood One, Inc. and Thomas F.X. Beusse (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated January 8, 2008).

10.26	Consent Agreement, dated as of January 8, 2008, made by and among CBS Radio Inc., Westwood One, Inc., and Thomas F.X. Beusse (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated January 8, 2008).

10.27	Stand-Alone Stock Option Agreement, dated as of January 8, 2008, by and between Westwood One, Inc. and Thomas F.X. Beusse (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated January 8, 2008).

10.28	Letter Agreement, dated February 25, 2008, by and between Westwood One, Inc. and Norman J. Pattiz (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 25, 2008 (filed on February 27, 2008)).

10.29	Purchase Agreement, dated February 25, 2008, between Westwood One, Inc. and Gores Radio Holdings, LLC (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 25, 2008 (filed on February 27, 2008)).

10.30	Registration Rights Agreement, dated March 3, 2008, between Westwood One, Inc. and Gores Radio Holdings, LLC (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.31	Intercreditor and Collateral Trust Agreement, dated as of February 28, 2008, by and among Westwood One, Inc., the Subsidiary Guarantors parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions that hold the Notes and The Bank of New York, as Collateral Trustee (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 28, 2008).

10.32	Shared Security Agreement, dated as of February 28, 2008, by and among Westwood One, Inc., the Subsidiary Guarantors parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and The Bank of New York, as Collateral Trustee (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 28, 2008).

10.33	Shared Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of February 28, 2008, by Westwood One, Inc., to First American Title Insurance Company, as Trustee, for the benefit of The Bank of New York, as Beneficiary (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated February 28, 2008).

10.34	Mutual General Release and Covenant Not to Sue, dated as of March 3, 2008, by and between Westwood One, Inc. and CBS Radio Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

[Exhibit Index]

Exhibit Number	Description of Documents

10.35	Amended and Restated News Programming Agreement, dated as of March 3, 2008, by and between Westwood One, Inc. and CBS Radio Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.36	Amended and Restated Technical Services Agreement, dated as of March 3, 2008, by and between Westwood One, Inc. and CBS Radio Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.37	Amended and Restated Trademark License Agreement, dated as of March 3, 2008, by and between Westwood One, Inc. and CBS Radio Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.38	Amended and Restated Registration Rights Agreement, dated as of March 3, 2008, by and between Westwood One, Inc. and CBS Radio Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.39	Lease for 524 W. 57th Street, dated as of March 3, 2008, by and between Westwood One, Inc. and CBS Broadcasting Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.40	Form Westwood One Affiliation Agreement, dated February 29, 2008, between Westwood One, Inc. on its behalf and on behalf of its affiliate, Westwood One Radio Networks, Inc. and CBS Radio Inc., on its behalf and on behalf of certain CBS Radio stations (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.41	Form Metro Affiliation Agreement, dated as of February 29, 2008, by and between Metro Networks Communications, Limited Partnership, and CBS Radio Inc., on its behalf and on behalf of certain CBS Radio stations (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated March 3, 2008).

10.42	Employment Agreement, dated as of July 7, 2008, between Westwood One, Inc. and Steven Kalin (incorporated by reference to Westwood One, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2008).

10.43	Employment Agreement, effective as of September 17, 2008, by and between Westwood One, Inc. and Roderick M. Sherwood, III (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated September 18, 2008).

10.44	Employment Agreement, effective as of October 20, 2008, by and between Westwood One, Inc. and Gary Schonfeld (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated October 24, 2008).

10.45	Separation Agreement, effective as of October 31, 2008, by and between Westwood One, Inc. and Thomas F.X. Beusse (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated October 30, 2008).

10.46	Separation Agreement, effective as of October 31, 2008, by and between Westwood One, Inc. and Paul Gregrey (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.47	License and Services Agreement, dated as of December 22, 2008, by and between Metro Networks Communications, Inc. and TrafficLand, Inc. (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated December 22, 2008).

10.48	Employment Agreement, dated as of May 12, 2008, between Westwood One, Inc. and Andrew Hersam (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.49	Employment Agreement, effective as of April 14, 2008, by and between Westwood One, Inc. and Jonathan Marshall (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

[Exhibit Index]

Exhibit Number	Description of Documents
10.50	Form of Amendment to Employment Agreement for senior executives, amending terms in a manner intended to address Section 409A of the Internal Revenue Code of 1986, as amended (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.51	Amendment No. 1 to Employment Agreement, dated as of December 22, 2008, by and between Westwood One, Inc. and Steven Kalin, amending terms in a manner intended to address Section 409A of the Internal Revenue Code of 1986, as amended (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.52	Credit Agreement, dated as of April 23, 2009, by and among Westwood One, Inc., Wells Fargo Foothill, LLC, and the lenders signatory thereto (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

10.52.1	Waiver and First Amendment to Credit Agreement, dated as of October 14, 2009, by and among Westwood One, Inc., Wells Fargo Foothill, LLC, and the lenders signatory thereto (incorporated by reference to Amendment No. 5 to Form S-1 Registration Statement filed on November 17, 2009).

10.53	Master Mutual Release, dated as of April 23, 2009, by and among Westwood One, Inc. and the other parties party to the Securities Purchase Agreement (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

10.54	Purchase Agreement, dated as of April 23, 2009, by and among Westwood One, Inc. and Gores Radio Holdings, LLC (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

10.55	Amendment No. 1 to Registration Rights Agreement, dated as of April 23, 2009, between Westwood One, Inc. and Gores Radio Holdings, LLC (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

10.56	Investor Rights Agreement, dated as of April 23, 2009, among Westwood One, Inc., Gores Radio Holdings, LLC and the other investors signatory thereto and the parties executing a Joinder Agreement in accordance with the terms thereto (incorporated by reference to Westwood One, Inc.’s Current Report on Form 8-K dated April 27, 2009).

10.57	Separation Agreement, effective as of March 31, 2009, by and between Westwood One, Inc. and Andrew Hersam (incorporated by reference to Westwood One, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).

10.58	Consulting Agreement made as of April 27, 2009, by and between Westwood One, Inc. and Andrew Hersam (incorporated by reference to Westwood One, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).

10.59	Option Agreement, dated as of December 22, 2008, by and between Registrant and by and among Westwood One, Inc., TLAC, Inc., TrafficLand, Inc. and P. Richard Zitelman, in his capacity as Stockholder Representative, as amended (incorporated by reference to Westwood One, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

21	List of Subsidiaries (incorporated by reference to Westwood One, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

23.1	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to Registration Statement on Form S-1 filed on June 22, 2009 and amendments thereto filed on August 24, 2009, October 16, 2009, October 30, 2009 and November 4, 2009).

*	Filed herewith.

[Exhibit Index]